UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2011

SOLAR ENERTECH CORP.
(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51717 (Commission File No.)	98-0434357 (IRS Employee Identification No.)

655 West Evelyn Avenue, Suite #2
Mountain View, California 94041
(Address of Principal Executive Offices)

(650) 688-5800
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on March 19, 2010, Solar EnerTech Corp. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with Capital Ventures International (“CVI”) whereby the Company issued a Series B-1 Convertible Note (the “Note”) to CVI with an original principal amount of $1,815,261.

On March 15, 2011, the Company received a letter from CVI alleging that a Trigger Event (as defined in the Note) has occurred, because on February 22, 2011, the Company’s common stock switched from trading on the OTCBB, the OTC Bulletin Board, to OTCQB, a new marketplace developed by the OTC Markets Group.  As a result, CVI wished to accelerate all principal, interest and late charges outstanding under the Note.

On May 11, 2011, the Company and CVI entered into an Amendment to Series B-1 Convertible Note and Waiver Agreement (the “Amendment”).  The Amendment provides that CVI waives all alleged Trigger Events under the Note.  The Amendment also reduces the Conversion Price (as defined in the Note) from $0.15 to $0.10.

The foregoing summary of the Amendment is qualified in its entirety by the full text of the Amendment, which is incorporated herein by reference.  A copy of the Amendment is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Series B-1 Convertible Note and Waiver Agreement between Solar EnerTech Corp. and Capital Ventures International dated May 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2011

SOLAR ENERTECH CORP.

By: /s/ Leo Shi Young Name: Leo Shi Young Title: President and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description

10.1	Amendment to Series B-1 Convertible Note and Waiver Agreement between Solar EnerTech Corp. and Capital Ventures International dated May 11, 2011.